SECURITIES AND EXCHANGE COMMISSION

	Washington, D. C. 20549




	FORM 8-K

	CURRENT REPORT

	Pursuant to Section 13 or 15 (d) of
	the Securities Exchange Act of 1934

	Date of Report (Date of earliest event reported)   November 25, 1996

	HORMEL FOODS CORPORATION
	(Exact name of registrant as specified in its charter)

	DELAWARE
	(State or other jurisdiction of incorporation)



         1-2402         	            41-0319970
(Commission File Number)	(IRS Employer Identification Number)



1 Hormel Place,   Austin, Minnesota                 55912
(Address of principal executive offices)	(Zip Code)



Registrant's telephone number, including area code: (507) 437-5737



Pages: This report contains three (3) pages numbered sequentially from this cover page.















Item 5.  OTHER MATERIALLY IMPORTANT EVENTS

November 25, 1996

The company announced the election of Eric A. Brown, group vice president Prepared Foods Group, to the company's Board of Directors. The text of the announcement follows:

"AUSTIN, MINN. (NOV. 25, 1996) -- Hormel Foods Corporation today announced that Eric A. Brown, group vice president of the Prepared Foods Group, has been elected to the company's Board of Directors. This action was taken at the regularly scheduled November 25 meeting of the Hormel Foods Board.

Brown, who last month was advanced to group vice president of prepared foods, was also named to the company's Executive Committee. a 25-year employee, until his latest advancement Brown had most recently served as senior vice president of the Meat Products Group."









	SIGNATURES



Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




	HORMEL FOODS CORPORATION
	(Registrant)




	By     s/s D. J. HODAPP
	D. J. HODAPP
	Executive Vice President
	and Chief Financial Officer




	By     s/s M. J. McCOY
	M. J. McCOY
	Treasurer











Dated:   December 9, 1996










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